                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                           Percentage of       Jurisdiction of
                      Name                                  Ownership          Incorporation
FaciliCom International, L.L.C.                              100%                 Delaware
FCI (GP), L.L.C.                                             100%                 Delaware
FaciliCom International AB                                    99%*                Sweden
Cruisetel AB                                                 100%+                Sweden
FaciliCom International A/S                                  100%+                Denmark
FaciliCom International (UK) Limited                         100%/(1)/            UK
FaciliCom International (Hong Kong) Limited                  100%*                Hong Kong
FaciliCom Telekcommunikation GmbH                            100%*                Germany
FaciliCom GmbH                                               100%*                Austria
FCI Carrier Services SPRL                                    100%/(1)/            Belgium
de CV                                                        100%/(1)/            El Salvador
FaciliCom Finland AB                                         100%+                Finland
FCI Carrier Services SARL                                    100%/(1)/            France
FaciliCom International SA                                   100%*                Guatemala
FCI Carrier Services SRL                                     100%/(1)/            Italy
FaciliCom International KK                                   100%*                Japan
FaciliCom International BV                                   100%*                The Netherlands
FaciliCom International AS                                   100%+                Norway
FaciliCom International SL                                   100%*                Spain
FaciliCom International GmbH                                 100%*                Switzerland

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* Denotes subsidiary of FaciliCom International, L.L.C.
+ Denotes subsidiary of FaciliCom International AB
/(1)/ Denotes 99% owned by FaciliCom International, L.L.C. and 1% owned by FCI
(GP), L.L.C.